Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On October 6, 2011, Nuance Communications, Inc. (“Nuance”) acquired all of the outstanding capital stock of Swype, Inc. (“Swype”), pursuant to an Agreement and Plan of Merger (“Merger Agreement”) by and among Nuance, Sonic Acquisition Corporation (a wholly-owned subsidiary of Nuance), the shareholders of Swype and Adrian Smith, as the representative of the Swype shareholders. The aggregate consideration payable to the former shareholders of Swype was $102.5 million, which consists of cash consideration of $77.5 million paid at closing and contingent consideration of $25.0 million which is payable on the eighteen month anniversary of the closing date. The contingent consideration is subject to certain adjustments and conditions, including the requirement that certain executives not terminate their employment with Nuance or have their employment terminated for certain reasons.
On June 16, 2011, Nuance acquired all of the outstanding capital stock of SVOX AG (“SVOX”), pursuant to a Share Purchase Agreement, as amended by and among Nuance, Ruetli Holding Corporation (a wholly-owned subsidiary of Nuance), the shareholders of SVOX and smac partners GmbH, as the shareholder representative. The aggregate consideration payable to the former stockholders of SVOX was
€ 87.0 million, which consists of cash consideration of € 57.0 million and a deferred acquisition payment of €30.0 million. The deferred acquisition payment is payable in cash or shares of our common stock at our option; € 8.3 million is due on June 16, 2012 and the remaining
€ 21.7 million is is due on December 31, 2012.
On June 15, 2011, Nuance acquired Equitrac Corporation (“Equitrac”), pursuant to an Agreement and Plan of Merger (the “Equitrac Merger Agreement”), dated as of May 10, 2011, as amended, by and among Nuance, Ellipse Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Nuance (“Sub”), Equitrac, U.S. Bank National Association, as escrow agent and Cornerstone Equity Investors, LLC, as the representative of Equitrac’s stockholders, optionholders and warrantholders pursuant to which Sub will merge with and into Equitrac. The consideration consists of approximately $162.0 million in cash. Under the terms of the Equitrac Merger Agreement, approximately $34.3 million of the consideration was used to payoff existing bank debt.
The following unaudited pro forma combined financial information is shown as if Nuance, Equitrac, SVOX and Swype had been combined as of October 1, 2010 for statement of operations purposes, and as if Nuance and Swype had been combined for balance sheet purposes as of September 30, 2011. Equitrac and SVOX are included in Nuance’s consolidated balance sheet as of September 30, 2011. The unaudited pro forma combined financial information is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from these completed acquisitions are derived from the preliminary purchase consideration and purchase price allocation and do not necessarily represent the final purchase price allocations.
The historical financial information of Swype for the period from October 1, 2010 to September 30, 2011 has been derived from the unaudited financial information for that period. The historical information for Equitrac for the period October 1, 2010 to June 30, 2011 has been derived from the unaudited financial information for the nine months ended May 31, 2011. The historical information for SVOX for the period October 1, 2010 to June 30, 2011 has been derived from the unaudited financial information for the nine months ended March 31, 2011.
The unaudited pro forma combined financial statements do not include the historical or pro forma financial information for individually insignificant acquisitions, which were acquired by Nuance during fiscal 2011 prior to their acquisition. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of October 1, 2010, nor is the data necessarily indicative of future operating results.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2011
(in thousands, except per share amounts)

	Historical	Historical Equitrac				Historical SVOX
	Nuance for the	for the period from				for the period from				Historical Swype
	Year Ended	September 1, 2010 to	Pro Forma		Pro Forma	July 1, 2010 to	Pro Forma		Pro Forma	for the twelve months ended	Pro Forma		Pro Forma
	September 30, 2011 (A)	May 31, 2011 (B)	Adjustments		Combined	March 31, 2011 (C)	Adjustments		Combined	September 30, 2011 (D)	Adjustments		Combined
Revenue:
Product and licensing	$607,358	$40,654	$4,416	(A4)	$652,428	$10,963	$—		$663,391	$48	$—		$663,439
Professional services and hosting	509,141	—	—		509,141	—	—		509,141	—	—		509,141
Maintenance and support	202,242	—	—		202,242	—	—		202,242	—	—		202,242

Total revenue	1,318,741	40,654	4,416		1,363,811	10,963	—		1,374,774	48	—		1,374,822

Cost of revenue:
Product and licensing	65,601	15,083	2,632	(A4)	83,316	747	—		84,063	—	—		84,063
Professional services and hosting	341,055	—	—		341,055	—	—		341,055	—	—		341,055
Maintenance and support	38,057		—		38,057	—	—		38,057	—	—		38,057
Amortization of intangible assets	55,111	—	2,357	(A1)	57,468	244	696	(B1)	58,408	—	2,357	(C1)	60,765

Total cost of revenue	499,824	15,083	4,989		519,896	991	696		521,583	—	2,357		523,940

Gross profit (loss)	818,917	25,571	(573)		843,915	9,972	(696)		853,191	48	(2,357)		850,882

Operating expenses:
Research and development	179,377	4,161	—		183,538	7,789	—		191,327	5,667			196,994
Sales and marketing	306,439	9,386	—		315,825	2,931	—		318,756	3,199	—		321,955
General and administrative	147,603	8,120	(1,012)	(A2)	154,711	3,003	—		157,714	4,049	(861)	(C2)	160,902
Amortization of intangible assets	88,219	353	3,116	(A1)	91,688	246	2,125	(B1)	94,059	—	1,010	(C1)	95,069
Acquisition related costs, net	21,866	—	(1,701)	(A5)	20,165	—	(2,526)	(B3)	17,639	—	(1,002)	(C2)	21,797
											5,160	(C5)
Restructuring and other charges (credits), net	22,862	—	—		22,862	—	—		22,862	—	—		22,862

Total operating expenses	766,366	22,020	403		788,789	13,969	(401)		802,357	12,915	4,307		819,579

Income (loss) from operations	52,551	3,551	(976)		55,126	(3,997)	(295)		50,834	(12,867)	(6,664)		31,303
Other income (expense):
Interest income	3,159	—	(271)	(A3)	2,888	2	(135)	(B2)	2,755	8	(210)	(C3)	2,553
Interest expense	(36,703)	(3,812)	3,669	(A2)	(36,846)	(29)	—		(36,875)	(49)	49	(C4)	(36,875)
Other (expense) income, net	11,010	(2,754)	2,754	(A6)	11,010	(122)	—		10,888	(187)	—		10,701

Income (loss) before income taxes	30,017	(3,015)	5,176		32,178	(4,146)	(430)		27,602	(13,095)	(6,825)		7,682
Provision for (benefit from) income taxes	(8,221)	(1,275)	34,741	(A7)	25,245	(68)	—		25,177	766	—		25,943

Net income (loss)	$38,238	$(1,740)	$(29,565)		$6,933	$(4,078)	$(430)		$2,425	$(13,861)	$(6,825)		$(18,261)

Net income per share:
Basic	$0.13				$0.02				$0.01				$(0.06)

Diluted	$0.12				$0.02				$0.01				$(0.06)

Weighted average common shares outstanding:
Basic	302,277				302,277				302,277				302,277

Diluted	315,960				315,960				315,960				315,960

(A) As reported in Nuance’s Form 10-K for the twelve months ended September 30, 2011 as filed with the SEC.
(B) As derived from Equitrac’s unaudited financial information for the nine months ended May 31, 2011.
(C) As derived from SVOX’s unaudited financial information for the nine months ended March 31, 2011.
(D) As derived from Swype’s unaudited financial information for the twelve months ended September 30, 2011.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2011
(in thousands)

	Historical	Historical
	Nuance at	Swype at	Pro Forma		Pro Forma
	September 30, 2011 (A)	September 30, 2011 (B)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$447,224	$10,161	$(79,439)	(C6)	$377,946
Restricted cash	6,799	—	—		6,799
Marketable securities	31,244	—	—		31,244
Accounts receivable, net	280,186	1,184	—		281,370
Acquired unbilled accounts receivable	670	—	—		670
Prepaid expenses and other current assets	88,804	66	—		88,870

Total current assets	854,927	11,411	(79,439)		786,899

Land, building and equipment, net	78,218	376	—		78,594
Goodwill	2,347,880	—	64,791	(C8)	2,412,671
Other intangible assets, net	731,577	—	32,300	(C9)	763,877
Other long-term assets	82,691	76	—		82,767

Total assets	$4,095,293	$11,863	$17,652		$4,124,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$6,905	$1,939	$(1,939)	(C6)	$6,905
Contingent and deferred acquisition payments	23,783	—	—		23,783
Accounts payable	82,703	312	—		83,015
Accrued expenses and other current liabilities	176,074	158	—		176,232
Deferred revenue	185,605	183	(183)	(C10)	185,605

Total current liabilities	475,070	2,592	(2,122)		475,540

Long-term portion of debt and capital leases	853,020	—	—		853,020
Deferred revenue, net of current portion	90,382	14,710	(14,710)	(C10)	90,382
Deferred tax liability	72,229	—	12,274	(C11)	84,503
Other liabilities	111,221	327	16,444	(C12)	127,992

Total liabilities	1,601,922	17,629	11,886		1,631,437

Manditorily Redeemable Preferred Stock	—	14,489	(14,489)	(C7)	—

Commitments and contingencies
Stockholders’ equity:
Preferred stock	4,631	—	—		4,631
Common stock	312	653	(653)	(C7)	312
Additional paid-in capital	2,745,931	1,331	(1,331)	(C7)	2,745,931
Treasury stock, at cost	(16,788)	—	—		(16,788)
Accumulated other comprehensive income	2,402	—	—		2,402
Accumulated deficit	(243,117)	(22,239)	22,239	(C7)	(243,117)

Total stockholders’ equity (deficit)	2,493,371	(20,255)	20,255		2,493,371

Total liabilities and stockholders’ equity	$4,095,293	$11,863	$17,652		$4,124,808

(A) As reported in Nuance’s Form 10-K as of September 30, 2011, as filed with the SEC.
(B) As derived from Swype’s unaudited financial information as of September 30, 2011.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of October 1, 2010. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented as if Swype had been acquired on September 30, 2011 and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.
2. PRELIMINARY PURCHASE PRICE ALLOCATION
     A summary of the purchase price allocations for the acquisition of Swype are as follows (in thousands):

Total purchase consideration:
Cash	$77,500
Fair value of contingent consideration	16,444

Total purchase consideration	$93,944

Allocation of the purchase consideration:
Current and other assets	$9,924
Identifiable intangible assets	32,300
Goodwill	64,791

Total assets acquired	107,015
Current and other liabilities	797
Deferred tax liability	12,274

Total liabilities assumed	13,071

Net assets acquired	$93,944

3. PRO FORMA ADJUSTMENTS
The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:
Equitrac
(A1)	Adjustment to eliminate historical amortization expense of $0.4 million on historical Equitrac intangible assets.

Adjustment to record $5.8 million amortization expense for the $91.9 million of acquired intangible assets for Equitrac. Acquired intangible assets will be amortized using the straight line method, except for customer relationships which will be amortized over a term consistent with the related future cash flow streams. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.3 years.

(A2)	Adjustment to eliminate historical amortization expense of debt issuance costs and interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of Equitrac.

(A3)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(A4)	Adjustment to record the impact of Accounting Standards Update (“ASU”) No. 2009-13, Revenue Recognition (Topic 605): “Multiple-Deliverable Revenue Arrangements, and ASU 2009-14, Software (Topic 985): Certain Revenue Arrangements that Include Software Elements to conform Equitrac’s accounting change with Nuance implementation date of October 1, 2010.

(A5)	Adjustment to eliminate transaction costs directly attributable to the acquisition of Equitrac.

(A6)	Adjustment to eliminate the change in fair value of Equitrac’s historical warrants that were canceled as part of the acquisition.

(A7)	We have recorded the net deferred tax liabilities related to Equitrac’s acquired intangible assets of $38.3 million. As a result of the consolidation of the businesses, we will now be allowed to utilize the Equitrac deferred tax liabilities to offset a portion of our existing deferred tax assets in the U.S., creating future tax benefits that had previously been reduced by a valuation allowance. During the quarter ended June 30, 2011, following the acquisition of Equitrac, we reduced the valuation allowance by $34.7 million and recorded the reduction as an increase to the tax benefit during the period. The adjustment eliminates this one-time benefit from the pro forma financial statements for the year ended September 30, 2011.
SVOX
(B1)	Adjustment to eliminate historical amortization expense of $0.5 million on historical SVOX intangible assets.

Adjustment to record $3.3 million amortization expense, on a straight-line basis for the $42.2 million of acquired intangible assets for SVOX. Acquired intangible assets will be amortized using the straight line method. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.1 years.

(B2)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(B3)	Adjustment to eliminate transaction costs directly attributable to the acquisition of SVOX.
Swype
(C1)	Adjustment to record $3.4 million amortization expense for the $32.3 million of acquired intangible assets for Swype. Acquired intangible assets will be amortized using the straight line method, except for customer relationships which will be amortized over a term consistent with the related future cash flow streams. The estimated weighted average useful life of the acquired identifiable intangible assets is 8.1 years.

(C2)	Adjustment to eliminate transactions costs directly attributable to the acquisition of Swype.

(C3)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(C4)	Adjustment to eliminate historical interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of Swype.

(C5)	Adjustment to record compensation expense related to the deferred acquisition payment for Swype, contingent on the continued employment of certain executives.

(C6)	Adjustment to record cash consideration of $77.5 million paid in connection with the acquisition.

Adjustment to record reduction in cash of $1.9 million used to payoff Swype’s debt in accordance with the terms of the Merger Agreement.

(C7)	Adjustment to eliminate the historical equity of Swype including the manditorily redeemable preferred stock.

(C8)	Adjustment to record goodwill of $64.8 million for the purchase price in excess of the preliminary fair value of assets acquired and liabilities assumed.

(C9)	Adjustment to record the fair value of the acquired intangible assets which consist primarily of Developed Technology and Customer Relationships.

(C10)	Adjustment to reduce the historical deferred revenue to its estimated fair value.

(C11)	Adjustment to record the deferred tax impact of the acquired intangible assets.

(C12)	Adjustment to record the fair value of the contingent consideration of $17.3 million, that is payable on the eighteen month anniversary of the closing date. The remaining contingent consideration of $7.7 million is contingent upon continued employment of certain defined executives with Nuance and is recognized as acquisition-related costs over the service period.

4. OTHER NON-RECURRING ACTIVITIES
Release of valuation allowance
     We have recorded net deferred tax liabilities related to Equitrac’s acquired intangible assets of $38.3 million. As a result of the consolidation of the businesses, we will now be allowed to utilize the Equitrac deferred tax liabilities to offset a portion of our existing deferred tax assets in the U.S., creating future tax benefits that had previously been reduced by a valuation allowance. During the quarter ended June 30, 2011, following the acquisition of Equitrac, we reduced the valuation allowance by $34.7 million and recorded the reduction as an increase to the tax benefit during the period. This non-recurring benefit has not been reflected in these pro forma financial statements.
Restructuring
     We expect that as we integrate Swype into our existing business we will incur restructuring costs. Restructuring costs are typically comprised of severance costs of consolidating duplicate facilities and contract termination costs. As of the acquisition date, we had not finalized any specific restructuring plans for Swype, and therefore no provision has been made for these costs in these pro forma financial statements.